Exhibit 23 - Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-04367, 333-42506, 333-04365, 333-122282, 333-04369, 333-122283, 333-179138, 333-201706, 333-220893, 333-251572, 333-258170, 333-258017, and 333-258019) on Form S-8, and registration statement (No. 333-256401) of Form S-4 of our report dated July 26, 2023, with respect to the consolidated financial statements and financial statement schedule II - Valuation and Qualifying Accounts of MillerKnoll, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Chicago, Illinois
July 26, 2023